                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this  Amendment  No. 1 to  Registration  Statement  No.
333-87466 of Datatec  Systems,  Inc. on Form S-1 of our report dated  October 2,
2002  (January 25, 2003 as to Note 2) appearing  in the  Prospectus,  which is a part of such  Registration  Statement,  and to the  reference  to us  under  the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned  report also included the financial statement schedule of Datatec Systems,  Inc., listed in Item 16(b)(1).  This financial  statement  schedule is the  responsibility of
Datatec Systems, Inc.'s management.  Our responsibility is to express an opinion based on our audits. In our opinion,  such financial  statement  schedule,  when considered  in  relation  to the basic  financial  statements  taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE &TOUCHE LLP

New York, New York
January 30, 2003